Contacts:    Media Relations - George Lewis, 610-774-4687
Investor Relations - Andy Ludwig, 610-774-3389

Talen Energy Reports 2015 Results; Announces 2016 Guidance

2015 Financial Results

(in millions)	Year Ended
December 31, 2015
Adjusted EBITDA (Reported Results) (1)	$1,002
Adjusted EBITDA (Guidance Basis) (2)	1,082
Adjusted Free Cash Flow (Reported Results) (1)	314
Adjusted Free Cash Flow (Guidance Basis) (2)	403
Net Income (Loss)	(341)
Cash from Operations	768

•	Adjusted EBITDA of $1,082 million on a guidance basis for the year ended December 31, above midpoint of previously announced range of $1,050-$1,100 million

•	Adjusted Free Cash Flow of $403 million on a guidance basis for the year ended December 31, above midpoint of previously announced range of $375-$425 million

•	Adjusted EBITDA of $237 million for the three months ended December 31

Financial Outlook

•	Company announces guidance ranges for 2016: Adjusted EBITDA of $635-$835 million and Adjusted Free Cash Flow of $250-$450 million(3)(4)

Operating and Commercial Highlights

•	Synergies of more than $135 million on an annualized basis achieved in 2015; company remains on track to realize updated synergies target of $165-$175 million by 2017

•	Susquehanna nuclear plant set new single-year plant generation record and achieved 2015 capacity factor of over 94 percent

•
Company expects to meet required FERC mitigation through previously announced asset sales that will provide $1.5 billion in pre-tax cash proceeds when completed; Ironwood and C.P. Crane sales have closed, Holtwood and Lake Wallenpaupack sale expected to close in March 2016

•	Construction under way on Brunner Island natural gas co-firing project, which is on track to be completed by the end of 2016

(1) For 2015, includes 12 months of legacy Talen Energy Supply results, seven months of RJS results and two months of MACH Gen results.
(2) For 2015, includes 12 months of legacy Talen Energy Supply results and 12 months of RJS results; excludes PPL Corporation allocations and MACH Gen results.
(3) Excludes contributions to Adjusted EBITDA and Adjusted Free Cash Flow from assets Talen Energy has sold or has announced it will sell in 2016.
(4) Includes $15 million of capitalized interest related to capital expenditures classified as growth projects, which was previously excluded from the calculation of Adjusted Free Cash Flow.

ALLENTOWN, Pa. (Feb. 25, 2016) – Talen Energy Corporation (NYSE: TLN) reported Thursday (2/25) Adjusted EBITDA of $1,002 million for 2015, compared with $759 million in 2014, and a Net Loss of $341 million for 2015, compared with Net Income of $410 million in 2014. The company also reported Adjusted Free Cash Flow of $314 million for 2015, compared with $229 million in 2014.
On a guidance basis, 2015 Adjusted EBITDA was $1,082 million and 2015 Adjusted Free Cash Flow was $403 million. Both figures were just above the midpoints of previously announced 2015 guidance ranges of $1,050-$1,100 million for Adjusted EBITDA and $375-$425 million for Adjusted Free Cash Flow.
Reported 2015 Adjusted EBITDA and Adjusted Free Cash Flow include 12 months of legacy Talen Energy Supply results, consolidated with seven months of RJS results and two months of MACH Gen results. Guidance ranges and guidance basis results for 2015 included 12 months of legacy Talen Energy Supply results and 12 months of RJS results, but excluded PPL Corporation allocated costs incurred before spinoff that are not expected to continue in future periods, and MACH Gen results. For more information about how 2015 reported figures compare with 2015 guidance, see the tables at the end of this news release.
The 2015 Net Loss includes non-cash goodwill and other asset impairment charges of $557 million after tax and a one-time charge of $80 million after tax for the retirement of certain debt securities in October.(5)
For the fourth quarter of 2015, Talen Energy reported Adjusted EBITDA of $237 million, compared with $154 million in the fourth quarter of 2014, and a Net Loss of $62 million, compared with Net Income of $362 million for the fourth quarter of 2014.
The fourth-quarter 2015 Net Loss includes a non-cash asset impairment charge of $40 million after tax and the one-time charge for the debt securities repurchase mentioned above.
"Our 2015 performance reflects strong execution of our business strategy and improved operations despite the challenges of launching a new, stand-alone competitive power generation company in this period of declining energy prices," said President and Chief Executive Officer Paul Farr.

"In just seven months, we integrated 8,000 megawatts of acquired generating capacity that established our presence in the Texas, New York and New England markets. We also executed on required asset sales that will provide an expected $1.5 billion in pre-tax cash proceeds," he said. Sales of the Ironwood and C.P. Crane plants were completed in February 2016. Talen Energy expects to complete the sale of the Holtwood and Lake Wallenpaupack hydroelectric facilities in March 2016.

"I'm proud of how we drove financial results ahead of the increased guidance midpoints we gave after the third quarter. We achieved cost reductions faster and at greater levels than our original guidance, and the entire Talen Energy team remains focused on this imperative in the current business environment. We are positioning Talen Energy to be more resilient to market volatility, and focusing on strategic priorities that are designed to increase value for our stockholders. The priorities include a project that will enhance our generating flexibility by enabling the coal-fired Brunner Island plant to run on natural gas as well. We expect to complete that project by the end of 2016," he said.

(5) In October 2015, Talen Energy Supply's $300 million of 5.70% REset Put Securities (REPS) due 2035 were subject to mandatory tender to the remarketing dealer. Talen Energy Supply and the dealer agreed to terminate the dealer's right to remarket the REPS and Talen Energy Supply repurchased the REPS at par.

From an operational perspective, Talen Energy realized more than $135 million in synergies on an annualized basis in 2015, and remains on track to achieve synergies of $165-$175 million by 2017. The Susquehanna nuclear power plant generated 20.6 million megawatt-hours in 2015, a plant record, while achieving an annualized capacity factor of 94 percent.

Talen Energy provided full-year guidance for 2016 Adjusted EBITDA of $635-$835 million and 2016 Adjusted Free Cash Flow of $250-$450 million(6). The 2016 guidance excludes contributions to Adjusted EBITDA and Adjusted Free Cash Flow from the Ironwood, C.P. Crane, Holtwood and Lake Wallenpaupack facilities that Talen Energy has sold or announced it will sell to satisfy mitigation requirements associated with the RJS Power acquisition.

Review of Segment Results

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2015	2014	2015	2014
Operating Income (Loss)
East (b)	$165	$283	$198	$558
West (b)	(16)	39	2	71
Other (c)	(55)	(51)	(239)	(232)
Total	$94	$271	$(39)	$397

EBITDA (a)
East (b)	$255	$361	$544	$883
West (b)	(5)	40	26	72
Other (c)	(188)	(51)	(371)	(231)
Total	$62	$350	$199	$724

Adjusted EBITDA (a)
East (b)	$262	$180	$1,080	$898
West (b)	4	18	56	40
Other (c)	(29)	(44)	(134)	(179)
Total	$237	$154	$1,002	$759

(a)
EBITDA and Adjusted EBITDA are non-GAAP financial measures used by management, in addition to Operating Income, to evaluate Talen Energy's business on an ongoing basis. For the definitions of EBITDA and Adjusted EBITDA, a detailed itemization of adjustments, and a reconciliation of EBITDA and Adjusted EBITDA to Operating Income (Loss), see the tables at the end of this news release. Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating Income (Loss) as the most directly comparable GAAP measure.

(b)
Results from Talen Energy Supply operations in Montana, which were reported in the East Segment in prior periods, have been reclassified to the West Segment for the three months and year ended Dec. 31, 2015. All figures shown in the table have been reclassified to reflect that change.

(c)	General and administrative expenses are not allocated to each segment and are included in the "Other" category.

East Segment

The East segment includes operations in PJM, New York ISO and ISO New England.

Operating Income for 2015 was $198 million, a decrease of $360 million from 2014 affected by, among other items, non-cash goodwill and other asset impairment charges of $657 million.

(6) Includes $15 million of capitalized interest related to capital expenditures classified as growth projects, which was previously excluded from the calculation of Adjusted Free Cash Flow.

Adjusted EBITDA for 2015 increased by $182 million compared with 2014, primarily due to higher margins driven by newly acquired facilities, higher realized energy prices, improved spark spreads, higher nuclear availability, and lower average fuel prices, partially offset by lower capacity prices, gains that were realized in 2014 on certain commodity positions, the net effect of unusual market and weather volatility in the first quarter of 2014, lower volumes on full-requirements sales contracts, and retail electric sales activity. The net margin improvements were partially offset by higher operation and maintenance expenses due to newly acquired facilities, which were partially offset by lower planned outage costs for coal-fired units and other cost reductions attributable to the spinoff from PPL.

Operating Income for the fourth quarter of 2015 was $165 million, a decrease of $109 million from the fourth quarter of 2014, affected by, among other items, a non-cash asset impairment charge of $66 million.

Adjusted EBITDA for the fourth quarter of 2015 increased by $91 million compared with the fourth quarter of 2014, primarily due to higher margins driven by newly acquired facilities, higher capacity prices, lower average fuel prices, and improved spark spreads. The net margin improvements were partially offset by higher operation and maintenance expenses due to newly acquired facilities.

West Segment

The West segment includes operations in the ERCOT and WECC markets in Texas, Montana and Arizona.

Operating Income for 2015 was $2 million, a decrease of $69 million from 2014.

Adjusted EBITDA for 2015 increased by $16 million compared with 2014, primarily due to newly acquired facilities, partially offset by higher coal-fired plant outage costs.

The segment reported an Operating Loss for the fourth quarter of 2015 of $16 million, a decrease of $64 million compared with the fourth quarter of 2014.

Adjusted EBITDA for the fourth quarter of 2015 decreased by $23 million compared with the fourth quarter of 2014, primarily due to lower generation volumes as a result of the Corette plant retirement, partially offset by newly acquired facilities.

Other

The "Other" category includes general and administrative expenses not allocated to a segment.

The 2015 improvement of $45 million in Adjusted EBITDA and the quarter-over-quarter improvement of $15 million in Adjusted EBITDA were due to lower corporate expenses, which were primarily a result of cost reductions attributable to the spinoff from PPL.

Adjusted Free Cash Flow

(in millions)	Year Ended December 31,
	2015	2014
Cash from Operations	$768	$462
Adjusted Free Cash Flow (a)	314	229

(a)
Adjusted Free Cash Flow is a non-GAAP financial measure used by management in addition to Cash from Operations. For the definition of Adjusted Free Cash Flow, a detailed itemization of adjustments and a reconciliation of Adjusted Free Cash Flow to Cash from Operations, see the tables at the end of this news release.

Liquidity and Capital Resources

(in millions)	December 31, 2015	December 31, 2014
Cash and cash equivalents	$141	$352
Short-term debt	608	630

Net cash provided by (used in) operating, investing and financing activities for the year ended December 31 and the changes between periods were as follows.

(in millions)	2015	2014	Change - Cash
Operating activities	$768	$462	$306
Investing activities	(915)	497	(1,412)
Financing activities	(64)	(846)	782

2016 Financial Outlook

Talen Energy's guidance for 2016 Adjusted EBITDA is a range of $635-$835 million, and 2016 Adjusted Free Cash Flow is a range of $250-$450 million(7).

The company expects lower Adjusted EBITDA and Adjusted Free Cash Flow in 2016 compared with 2015 primarily due to lower energy margins. This guidance excludes contributions to Adjusted EBITDA and Adjusted Free Cash Flow from assets Talen Energy has sold or has announced it will sell in 2016. The guidance assumes that asset sale proceeds will be used to retire pre-payable, short-term and maturing debt, and for other general corporate purposes. Beginning in 2016, all interest incurred during construction associated with growth-related capital expenditures will reduce Talen Energy's Adjusted Free Cash Flow.

For a detailed itemization of adjustments and reconciliations of Adjusted EBITDA to Operating Income (Loss) and Adjusted Free Cash Flow to Cash Flow from Operations, see the tables at the end of the news release.

(7) Includes $15 million of capitalized interest related to capital expenditures classified as growth projects, which was previously excluded from the calculation of Adjusted Free Cash Flow.

Conference Call and Webcast

Talen Energy management will discuss these results during a conference call and webcast on Thursday, Feb. 25, beginning at 8 a.m. Eastern time. The phone number to join the conference call is 1-888-317-6003. Participants from outside of the United States should call 1-412-317-6061. The entry number to join the call is 0763819.

The webcast, in audio format with slides of the presentation, will be accessible on the Events & Presentations page of the Investors & Media section of the company’s website. A replay will be available on the website for those who are unable to listen live.

The Investors & Media section of the company's website contains a significant amount of information about Talen Energy, including financial and other information for investors. Talen Energy encourages investors to visit its website periodically to view new and updated information.

About Talen Energy

Talen Energy is one of the largest competitive energy and power generation companies in the United States. Our diverse generating fleet operates in well-developed, structured wholesale power markets. To learn more about us, visit www.talenenergy.com.

Forward-Looking Information

Statements contained in this presentation, including statements with respect to future earnings, EBITDA, Adjusted EBITDA or Adjusted Free Cash Flow results, cash flows, tax attributes, financing, regulation and corporate strategy are "forward-looking statements" within the meaning of the federal securities laws. These statements often include such words as "believe," "expect," "anticipate," "intend," "plan," "estimate," "target," "project," "forecast," "seek," "will," "may," "should," "could," "would" or similar expressions. Although Talen Energy Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. Among the important factors that could cause actual results to differ materially from the forward-looking statements are: adverse economic conditions; changes in commodity prices and related costs; the effectiveness of Talen Energy's risk management techniques, including hedging; accounting interpretations and requirements that may impact reported results; operational, price and credit risks in the wholesale and retail electricity markets; Talen Energy's ability to forecast the actual load needed to perform full-requirements sales contracts; weather conditions affecting generation, customer energy use and operating costs and revenues; disruptions in fuel supply; unforeseen circumstances that may impact the levels of coal inventory that are held; the performance of transmission facilities and any changes in the structure and operation of, or the pricing limitations imposed by, the RTOs and ISOs that operate those facilities; blackouts due to disruptions in neighboring interconnected systems; competition; federal and state legislation and regulation; costs of complying with environmental and related worker health and safety laws and regulations; the impacts of climate change; the availability and cost of emission allowances; changes in legislative and regulatory policy; security and safety risks associated with nuclear generation; Talen Energy's level of indebtedness; the terms and conditions of debt instruments that may restrict Talen Energy's ability to operate its business; the performance of Talen Energy's subsidiaries and affiliates, on which its cash flow and ability to meet its debt obligations largely depend; the risks inherent with variable rate indebtedness; disruption in financial markets; Talen Energy's ability to access capital markets; acquisition or divestiture activities, including the pending sale of the Holtwood and Lake Wallenpaupack plants, and Talen Energy's ability to realize expected synergies and other benefits from such business transactions, including in connection with the completed MACH Gen acquisition; changes in technology; any failure of Talen Energy's facilities to operate as planned, including in connection with scheduled and unscheduled outages; Talen Energy's ability to optimize its competitive power generation operations and the costs associated with any capital expenditures, including the Brunner Island dual-fuel project; significant increases in operation and maintenance expenses; the loss of key personnel, the ability to hire and retain qualified employees and the impact of collective labor bargaining negotiations; war, armed conflicts or terrorist attacks, including cyber-based attacks; risks associated with federal and state tax laws and regulations; any determination that the transaction that formed Talen Energy does not qualify as a tax-free distribution under the Internal Revenue Code; Talen Energy's ability to successfully integrate the RJS Power businesses and to achieve anticipated synergies and cost savings as a result of the spinoff transaction and combination with RJS Power; costs of complying with reporting requirements as a newly public company and any related risks of deficiencies in disclosure controls and internal control over financial reporting as a standalone entity; and the ability of affiliates of Riverstone Holdings, LLC, to exercise influence over matters requiring Board of Directors and/or stockholder approval. Any such forward-looking statements should be considered in light of such important factors and in conjunction with Talen Energy Corporation's prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)(3) on Nov. 3, 2015, as supplemented, Form 10-Q for the quarter ended September 30, 2015 and its other reports on file with the Securities and Exchange Commission.

Definition of Non-GAAP Financial Measures

In addition to disclosing financial results in accordance with U.S. GAAP, the accompanying earnings release contains non-GAAP financial measures EBITDA, Adjusted EBITDA and Adjusted Free Cash Flow, which we use as measures of our performance.

EBITDA represents net income (loss) before interest expense, income taxes, depreciation and certain amortization. Adjusted EBITDA represents EBITDA further adjusted for certain non-cash and other items that management believes are not indicative of ongoing operations, including, but not limited to, unrealized gains and losses on derivative contracts, stock-based compensation expense, asset retirement obligation accretion, gains and losses on securities in the nuclear decommissioning trust fund, impairments, gains or losses on sales, dispositions or retirements of assets, debt extinguishments, and transition, transaction and restructuring costs.

EBITDA and Adjusted EBITDA are not intended to represent cash flows from operations or net income (loss) as defined by U.S. GAAP as indicators of operating performance and are not necessarily comparable to similarly-titled measures reported by other companies. We believe EBITDA and Adjusted EBITDA are useful to investors and other users of our financial statements in evaluating our operating performance because they provide additional tools to compare business performance across companies and across periods. We believe that EBITDA is widely used by investors to measure a company’s operating performance without regard to such items as interest expense, income taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Additionally, we believe that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. We adjust for these and other items, as our management believes that these items would distort their ability to efficiently view and assess our core operating trends. In summary, our management uses EBITDA and Adjusted EBITDA as measures of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as measures for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our Board of Directors, stockholders, creditors, analysts and investors concerning our financial performance.

Adjusted Free Cash Flow represents Cash from Operations less capital expenditures, excluding growth-related capital expenditures, adjusted for changes in counterparty collateral and further adjusted for after-tax transaction and restructuring costs, and certain other after-tax cash items that management believes are not indicative of ongoing operations. Adjusted Free Cash Flow should not be considered an alternative to Cash from Operations, which is determined in accordance with GAAP. We believe that Adjusted Free Cash Flow, although a non-GAAP measure, is an important measure to both management and investors as an indicator of the company’s ability to sustain operations without additional outside financing beyond the requirement to fund maturing debt obligations. These measures are not necessarily comparable to similarly-titled measures reported by other companies as they may be calculated differently.

TALEN ENERGY CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION (a)
Consolidated Balance Sheets

(Millions of Dollars)
	2015	2014
Assets
Cash and cash equivalents	$141	$352
Restricted cash and cash equivalents	106	176
Accounts receivable (less reserve: 2015, $1; 2014, $2)	267	289
Accounts receivable from affiliates	—	36
Unbilled revenues	160	218
Fuel, materials and supplies	508	455
Prepayments	52	70
Price risk management assets	562	1,079
Assets held for sale	954	—
Other current assets	12	26
Investments	976	980
Property, Plant and Equipment	14,462	12,235
Less: accumulated depreciation	6,411	6,242
Property, plant and equipment, net	8,051	5,993
Construction work in progress	536	443
Total Property, Plant and Equipment, net	8,587	6,436
Goodwill	—	72
Other intangibles	310	257
Price risk management assets	131	239
Other noncurrent assets	60	75
Total Assets	$12,826	$10,760

Liabilities and Equity
Short-term debt	608	630
Long-term debt due within one year	399	535
Accounts payable	291	361
Accounts payable to affiliates	—	50
Liabilities held for sale	33	—
Other current liabilities	757	1,314
Long-term Debt	3,804	1,683
Deferred income taxes and investment tax credits	1,602	1,250
Price risk management liabilities - noncurrent	108	193
Accrued pension obligations	340	299
Asset retirement obligations	490	415
Other deferred credits and noncurrent liabilities	91	123
Predecessor Member's Equity (a)	—	3,930
Common Stock and additional paid-in capital	4,702	—
Accumulated deficit	(373)	—
Accumulated other comprehensive income (loss)	(26)	(23)
Total Liabilities and Equity	$12,826	$10,760
(a) The Financial Statements in this news release have been condensed and summarized for the purposes of presentation. Please refer to Talen Energy Corporation's periodic filings with the Securities and Exchange Commission for full Financial Statements, including note disclosures and certain defined terms used herein.

TALEN ENERGY CORPORATION AND SUBSIDIARIES
Consolidated Statements of Income
(Millions of Dollars, Except Share Data)
	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Operating Revenues
Wholesale energy	$718	$875	$2,828	$2,653
Wholesale energy to affiliate	—	16	14	84
Retail energy	264	330	1,095	1,243
Energy-related businesses	140	132	544	601
Total Operating Revenues	1,122	1,353	4,481	4,581
Operating Expenses
Operation
Fuel	229	243	1,194	1,196
Energy purchases	203	372	676	1,054
Other operation and maintenance	283	261	1,052	1,007
Impairments	66	—	657	—
Depreciation	97	72	356	297
Taxes, other than income	15	12	65	57
Energy-related businesses	135	122	520	573
Total Operating Expenses	1,028	1,082	4,520	4,184
Operating Income (Loss)	94	271	(39)	397
Other Income (Expense) - net	(129)	7	(118)	30
Interest Expense	65	29	211	124
Income (Loss) from Continuing Operations Before Income Taxes	(100)	249	(368)	303
Income Taxes	(38)	100	(27)	116
Income (Loss) from Continuing Operations After Income Taxes	(62)	149	(341)	187
Income (Loss) from Discontinued Operations (net of income taxes)	—	213	—	223
Net Income (Loss)	$(62)	$362	$(341)	$410

Earnings Per Share of Common Stock Attributable to Talen Energy Corporation Stockholders:
Basic:
Income (Loss) from continuing operations after income taxes	$(0.48)	$1.78	$(3.10)	$2.24
Income (Loss) from discontinued operations (net of income taxes)	—	2.55	—	2.67
Net Income (Loss)	$(0.48)	$4.33	$(3.10)	$4.91
Diluted:
Income (Loss) from continuing operations	$(0.48)	$1.78	$(3.10)	$2.24
Income (Loss) from discontinued operations (net of income taxes)	—	2.55	—	2.67
Net Income (Loss)	$(0.48)	$4.33	$(3.10)	$4.91
Weighted-Average Shares of Common Stock Outstanding (in thousands)
Basic	128,509	83,524	109,898	83,524
Diluted	128,509	83,524	109,898	83,524

CONSOLIDATED STATEMENTS OF CASH FLOWS
Talen Energy Corporation and Subsidiaries

(Millions of Dollars)
	2015	2014	2013
Cash Flows from Operating Activities
Net income (loss)	$(341)	$410	$(229)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Pre-tax gain from the sale of Montana hydroelectric generation business (Note 6)	—	(315)	—
Depreciation	356	313	318
Amortization	222	163	156
Defined benefit plans - expense	50	42	51
Deferred income taxes and investment tax credits	(61)	(26)	(296)
Impairment of assets	662	20	65
Unrealized (gains) losses on derivatives, and other hedging activities	(119)	4	171
Loss on lease termination (Note 6)	—	—	426
Other	46	36	2
Change in current assets and current liabilities
Accounts receivable	115	17	23
Accounts payable	(147)	2	(56)
Unbilled revenues	58	68	83
Fuel, materials and supplies	12	(97)	(31)
Prepayments	31	(53)	(5)
Counterparty collateral	63	(17)	(81)
Price risk management assets and liabilities	(14)	(30)	7
Taxes payable	(23)	(3)	(31)
Other	(49)	(40)	(16)
Other operating activities
Defined benefit plans - funding	(74)	(35)	(113)
Other assets	4	3	(4)
Other liabilities	(23)	—	(30)
Net cash provided by operating activities	768	462	410
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(451)	(416)	(583)
Proceeds from the sale of Montana hydroelectric generation business (Note 6)	—	900	—
Expenditures for intangible assets	(70)	(46)	(42)
Acquisition of MACH Gen	(603)	—	—
Purchases of nuclear plant decommissioning trust investments	(196)	(170)	(159)
Proceeds from the sale of nuclear plant decommissioning trust investments	180	154	144
Proceeds from the receipt of grants	—	164	3
Proceeds from the sale of the Renewable business	116	—	—
Net (increase) decrease in restricted cash and cash equivalents	87	(108)	(22)
Other investing activities	22	19	28
Net cash provided by (used in) investing activities	(915)	497	(631)
Cash Flows from Financing Activities
Issuance of long-term debt	600	—	—
Retirement of long-term debt	(335)	(309)	(747)
Contributions from predecessor member	82	739	1,577
Distributions to predecessor member	(217)	(1,906)	(408)
Net increase (decrease) in short-term debt	(162)	630	(356)
Other financing activities	(32)	—	(19)
Net cash provided by (used in) financing activities	(64)	(846)	47
Net Increase (Decrease) in Cash and Cash Equivalents	(211)	113	(174)
Cash and Cash Equivalents at Beginning of Period	352	239	413
Cash and Cash Equivalents at End of Period	$141	$352	$239

TALEN ENERGY CORPORATION AND SUBSIDIARIES
Regulation G Reconciliations
Adjusted EBITDA
(Unaudited)
(Millions of Dollars)
	Three Months Ended December 31,
	2015				2014
	East	West	Other	Total	East	West	Other	Total
Net income (loss)				$(62)				$362
(Income) loss from discontinued operations (net of tax)				—				(213)
Interest expense				65				29
Income taxes				(38)				100
Other (income) expense - net				129				(7)
Operating income (loss)	$165	$(16)	$(55)	$94	$283	$39	$(51)	$271
Depreciation	83	13	1	97	71	1	—	72
Other income (expense) - net	7	(2)	(134)	(129)	7	—	—	7
EBITDA	$255	$(5)	$(188)	$62	$361	$40	$(51)	$350
Unrealized (gain) loss on derivative contracts (a)	(55)	8	—	(47)	(187)	(22)	—	(209)
Stock-based compensation expense (b)	—	—	(1)	(1)	—	—	3	3
(Gain) loss from NDT funds	(4)	—	—	(4)	(5)	—	—	(5)
ARO accretion	8	1	—	9	9	—	—	9
Impairments (d)	66	—	—	66	—	—	—	—
REPS Remarketing	—	—	134	134	—	—	—	—
Transition services agreement costs	—	—	10	10	—	—	—	—
Separation benefits (f)	—	—	—	—	—	—	3	3
RJS transaction costs	—	—	14	14	—	—	—	—
Restructuring costs (j)	—	—	2	2	—	—	1	1
Other (k)	(8)	—	—	(8)	2	—	—	2
Adjusted EBITDA	$262	$4	$(29)	$237	$180	$18	$(44)	$154

	Year Ended December 31,
	2015				2014
	East	West	Other	Total	East	West	Other	Total
Net income (loss)				$(341)				$410
(Income) loss from discontinued operations (net of tax)				—				(223)
Interest expense				211				124
Income taxes				(27)				116
Other (income) expense - net				118				(30)
Operating income (loss)	$198	$2	$(239)	$(39)	$558	$71	$(232)	$397
Depreciation	327	26	3	356	296	1	—	297
Other income (expense) - net	19	(2)	(135)	(118)	29	—	1	30
EBITDA	$544	$26	$(371)	$199	$883	$72	$(231)	$724
Unrealized (gain) loss on derivative contracts (a)	(175)	25	—	(150)	15	(32)	—	(17)
Stock-based compensation expense (b)	—	—	40	40	—	—	18	18
(Gain) loss from NDT funds	(15)	—	—	(15)	(26)	—	—	(26)
ARO accretion	33	1	—	34	32	—	—	32
Coal contract adjustment (c)	41	—	—	41	—	—	—	—
Impairments (d)	657	—	—	657	—	—	—	—
REPS Remarketing	—	—	134	134	—	—	—	—
Mechanical subsidiary revenue adjustment (e)	—	—	—	—	(17)	—	—	(17)
Transition service agreement costs	—	—	29	29	—	—	—	—
Separation benefits (f)	—	—	2	2	—	—	33	33
Corette closure costs (g)	—	4	—	4	—	—	—	—
Terminated derivative contracts (h)	(13)	—	—	(13)	—	—	—	—
Revenue adjustment (i)	7	—	—	7	—	—	—	—
Transaction costs	—	—	20	20	—	—	—	—
Restructuring costs (j)	—	—	12	12	—	—	1	1
Other (k)	1	—	—	1	11	—	—	11
Adjusted EBITDA	$1,080	$56	$(134)	$1,002	$898	$40	$(179)	$759
MACH Gen, RJS and PPL Allocations (l)				80
Adjusted EBITDA (Guidance)				$1,082

(a)	Represents unrealized gains (losses) on derivatives. Amounts have been adjusted for option premiums of $8 million and $(10) million for 2015 and 2014.

(b)
2015 includes a charge for the acceleration of expense as a result of the spinoff. For periods prior to June 2015, represents the portion of PPL's stock-based compensation cost allocable to Talen Energy. Amounts for the 2014 periods were cash settled with a former affiliate.

(c)	To mitigate the risk of oversupply, Talen Energy incurred pre-tax charges of $41 million in 2015 in connection with an agreement to reduce its contracted coal deliveries.

(d)	2015 includes charges for goodwill and certain long-lived assets. 2013 includes a charge for the Corette plant and related emission allowances.

(e)
In 2014, Talen Energy recorded $17 million to "Energy-related businesses" revenues related to prior periods and the timing of revenue recognition for a mechanical contracting and engineering subsidiary.

(f)
In June 2014, Talen Energy Supply's largest IBEW local ratified a new three-year labor agreement. In connection with the new agreement, estimated bargaining unit one-time voluntary retirement benefits of $17 million were recorded. In addition, 2014 includes separation costs of $16 million related to the spinoff transaction.

(g)	Operations were suspended and the Corette plant was retired in March 2015.

(h)	Represents net realized gains on certain derivative contracts that were early-terminated due to the spinoff transaction.

(i)	Relates to a prior period revenue adjustment for the receipt of revenue under a transmission operating agreement with Talen Energy Supply's former affiliate, PPL Electric.

(j)	Costs related to the spinoff transaction, including expenses associated with the FERC-required mitigation and legal and professional fees.

(k)	All periods include OCI amortization on non-active derivative positions and 2015 includes a gain on the sale of the renewable energy business.

(l)	Includes performance from RJS and removes PPL allocations for the five month period prior to spinoff and removes two months of performance from MACH Gen.

TALEN ENERGY CORPORATION AND SUBSIDIARIES
Regulation G Reconciliations
Adjusted Free Cash Flow
(Unaudited)
(Millions of Dollars)
	Year Ended December 31,
	2015	2014
Cash from Operations	$768	$462
Capital Expenditures, excluding growth	(491)	(447)
Counterparty collateral paid (received)	(63)	17
Adjusted Free Cash Flow, including other adjustments	214	32
Cash adjustments (after tax):
Coal contract adjustment	25	—
MACH Gen Bridge Financing	4	—
Tax related to gain on sale of Renewables	28	—
Tax related to gain on sale of Montana hydro business	—	176
Transition Services Agreement costs	17	—
Insurance proceeds	4	—
Separation benefits	1	20
Corette closure costs (a)	2	—
RJS transaction costs	12	—
Restructuring costs (b)	7	1
Adjusted Free Cash Flow	$314	$229
MACH Gen, RJS and PPL allocations (c)	89
Adjusted Free Cash Flow (Guidance)	$403

(a)	Operations were suspended and the Corette plant was retired in March 2015.

(b)	Costs related to the spinoff transaction, including FERC-required mitigation plan expenses and legal and professional fees.

(c)	Includes performance from RJS and removes PPL allocations for the five month period prior to spinoff and removes two months of performance from MACH Gen.

TALEN ENERGY CORPORATION AND SUBSIDIARIES
Regulation G Reconciliations
Adjusted EBITDA Projections
(Unaudited)
(Millions of Dollars)
	Low - 2016E	Midpoint - 2016E	High - 2016E
Net Income (Loss)	$(44)	$16	$76
Income Taxes	(36)	4	44
Interest Expense	223	223	223
Depreciation and Amortization	409	409	409
EBITDA	552	652	752
Non-Cash Compensation	12	12	12
Asset Retirement Obligation	40	40	40
MTM losses (gains)	—	—	—
Nuclear decommissioning trust losses (gains)	(10)	(10)	(10)
Adjusted EBITDA, including other adjustments	594	694	794
Other Adjustments:
Transition Services Agreement costs and allocations	41	41	41
Other	—	—	—
Adjusted EBITDA	$635	$735	$835

TALEN ENERGY CORPORATION AND SUBSIDIARIES
Regulation G Reconciliations
Adjusted Free Cash Flow Projections
(Unaudited)
(Millions of Dollars)
	Low - 2016E	Midpoint - 2016E	High - 2016E
Cash from Operations	$678	$758	$838
Capital Expenditures, excluding growth (a)	(453)	(433)	(413)
Adjusted Free Cash Flow, including other adjustments	225	325	425
Cash adjustments (after tax):
Transition Services Agreement costs and allocations	25	25	25
Other	—	—	—
Adjusted Free Cash Flow	$250	$350	$450

(a)	Includes allocated capitalized interest associated with growth capital expenditures of $15 million. This capitalized interest was previously excluded from the calculation of Adjusted Free Cash Flow.